Coopers                                          Coopers & Lybrand L.L.P.
& Lybrand
                                                 a professional services firm



                     CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of Scudder Mutual Funds, Inc. and the Shareholders of Scudder Gold Fund:



We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Scudder Gold Fund on Form N-1A, of our report dated August 20, 1997 on our audit of the financial statements and financial highlights of the Scudder Gold Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1997, which is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."




                                                   /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                              Coopers & Lybrand L.L.P.
September 30, 1997


    Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland